QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-152892 and No. 333-152890) and Form S-8 (No. 333-122326, No. 333-160367, No. 333-160008, No. 333-159325, No. 333-159324 and No. 333-115893) of Assured Guaranty Ltd. of our report dated March 19, 2010 relating to the financial statements of Assured Guaranty Corp., which appears in Exhibit 99.3 to Assured Guaranty Ltd.'s Current Report on Form 8-K dated March 22, 2010 and in Exhibit 99.1 to this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York

August 6, 2010

QuickLinks

  Exhibit 23.1